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                                                                    EXHIBIT 4(a)


                           BROCK CONTROL SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN



         1. PURPOSE. The purpose of the Brock Control Systems, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of Brock Control Systems Incorporated (the "Company") and its subsidiary corporations ("Subsidiaries") within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of common stock of the Company ("Common Stock"). The Company intends the Plan to qualify as an employee stock purchase plan under Code Section 423. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

         2.       DEFINITIONS.

                  (a) "Compensation" means the regular compensation, including overtime, paid to an Employee by the Company or, where applicable, a designated Subsidiary with respect to an Offering Period (defined below). Bonuses and commissions shall be treated as Compensation pursuant to such rules as may be determined from time to time by the Committee (as defined below).

                  (b) "Employee" means any person, including an officer, who is customarily employed for more than 20 hours per week and for more than five months during any calendar year, and is having payroll taxes withheld from Compensation on a regular basis by the Company or by any Subsidiary of the Company designated from time to time by the Company's Board of Directors.

         3.       ELIGIBILITY.

                  (a) Any Employee who has been employed for more than six consecutive months before the tenth day preceding the Beginning Date (defined below) in an Offering Period shall be eligible to participate in the Plan for that Offering Period.

                  (b)      No Employee shall be granted an option:

                           (i) if, immediately after the grant that Employee would own shares, or hold outstanding options to purchase shares, or both, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries; or

                           (ii) which permits the Employee rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at
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                  the time the option is granted) for each calendar year in
                  which such option is outstanding at any time.

         4. OFFERING PERIOD. Offering Periods shall mean successive periods the first of which commences January 31, 1995 and ends March 31, 1995 and each three-month period thereafter until the Plan is otherwise amended or terminated. Each Offering Period will begin on the first day of that period (the "Beginning Date") and end on March 31, June 30, September 30 or December 31, as applicable (the "Exercise Date"). The Company will send to each eligible Employee on a quarterly basis an authorization notice (the "Authorization") advising the Employee of his or her right to participate in the Plan for the ensuing Offering Period.

         5. PARTICIPATION. An eligible Employee may become a participant for an Offering Period by completing the Authorization and delivering same to the Committee 10 days prior to the appropriate Beginning Date (except, with respect to the first Beginning Date, such later date as is administratively feasible). All Employees granted options under the Plan shall have the same rights and privileges, except that the amount of Common Stock which may be purchased under such options may vary in a uniform manner according to Compensation.

         6. METHOD OF PAYMENT. A participant may contribute to the Plan through payroll deductions, as follows:

                  (a) A participant shall elect on an Authorization to have deductions made from the participant's Compensation for each payroll period during the Offering Period at a rate which, expressed as a percentage, shall be at least 2%, but not in excess of 10%, of the participant's Compensation.

                  (b) All payroll deductions made for a participant shall be credited to the participant's account under the Plan. No earnings shall accrue on any payroll deductions credited to participant accounts.

                  (c) Payroll deductions for a participant shall commence on the first payday coinciding with or following the Beginning Date of each Offering Period and shall end with the last payday preceding or coinciding with the Exercise Date for that Offering Period, unless the participant sooner withdraws as authorized under Paragraph 10 below.

                  (d) A participant may not alter the rate of payroll deductions during the Offering Period.

         7.       GRANTING OF OPTION.

                  (a) For each Offering Period, a participant shall be granted an option for a number of shares of Common Stock, subject to the adjustments provided for in Paragraph 11(a) below, determined according to the following procedure:


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                  Step 1 -          Determine the amount elected by the
                                    participant to be withheld for participation in the Plan, based upon the participant's annual rate of Compensation determined as of the Beginning Date;

                  Step 2 - Determine the amount which represents 85% of the lower of fair market value of a share of Common Stock on the (1) Beginning Date, or
                                    (II) Exercise Date; and

                  Step 3 - Divide the amount determined in Step 1 by the amount determined in Step 2 and round down the quotient to the nearest whole number.

                  (b) For each Offering Period, the option price of shares of Common Stock to be purchased with a participant's payroll deductions shall be the lower of (i) 85% of the fair market value of the shares on the Beginning Date, or (ii) 85 % of the fair market value of the shares on the Exercise Date.

                  (c) For purposes of the immediately preceding Subparagraph, the fair market value of a share of Common Stock on the Beginning Date and the Exercise Date as of each such date, or the most immediately preceding business day with respect to which the information required in the following clauses is available, shall be determined as follows: (i) if the Common Stock is traded on a national securities exchange, the closing sale price on that date; (ii) if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation Systems ("NASDAQ"); (iii) if no such closing sale price information is available, the average of the closing bid and asked prices as reported by NASDAQ; or (iv) if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service.

         8. EXERCISE OF OPTION. Unless a timely withdrawal has been effected pursuant to Paragraph 10 below, a participant's option for the purchase of shares of Common Stock during an Offering Period will be automatically exercised on the Exercise Date for that Offering Period for the purchase of the maximum number of full shares which the sum of the payroll deductions credited to the participant's account on that Exercise Date can purchase at the option price.

         9. DELIVERY. As soon as administratively feasible after each Exercise Date, the Company shall deliver to each participant or, in the alternative, to a custodian designated by the Committee, the shares of Common Stock purchased upon the exercise of the option. In the event of the delivery of a participant's shares of Common Stock to a custodian designated by the Committee, the participant may elect at any time thereafter to have such shares delivered to the participant or to an account established by the participant with any brokerage firm. The disposition of any payroll deductions credited to a participant's account during the Offering Period not used for the purchase of shares (the "Cash Excess") shall be as follows:

                  (a) If the participant has elected to withdraw from the Plan as of the end of the Offering Period, the Company shall deliver the Cash Excess to the participant.


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                  (b)      If the participant has not elected to withdraw from
         the Plan as of the end of the Offering Period, the Cash Excess shall be applied to the purchase of shares of Common Stock in the immediately succeeding Offering Period.

         10.      WITHDRAWAL.

                  (a) A participant will be deemed to have elected to participate in each subsequent Offering Period following his or her initial election to participate in the Plan, unless a written withdrawal notice is filed with the Company at least ten days prior to the Beginning Date for the Offering Period as of which the participant desires to withdraw from the Plan.

                  (b) A participant may withdraw all, but not less than all, payroll deductions credited to his account for an Offering Period at any time during an Offering Period by delivering a written notice to the Committee at least ten days prior to the Exercise Date; provided further, that a participant who for any reason, including retirement, termination of employment or death, ceases to be an Employee prior to the Exercise Date during any Offering Period will be deemed to have withdrawn from the Plan as of the date of retirement, termination of employment or death.

                  (c) Upon the withdrawal of a participant from the Plan under the terms of Subparagraph (b) above, the participant's outstanding options under this Plan shall immediately terminate.

                  (d) In the event a participant withdraws from the Plan for any reason, all payroll deductions credited to the participant's account will be paid to the participant or, in the event of death, to the person or persons entitled thereto under the terms of Paragraph 13, as soon as administratively feasible after the date of the participant's retirement or termination of employment or after receipt by the Company of notification of the participant's death, as the case may be. No further deductions will be made from the participant's pay.

                  (e) A participant who has elected to withdraw from the Plan may resume participation in the same manner and pursuant to the same rules as any eligible Employee making an initial election to participate in the Plan; provided, however, that any participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (a "Reporting Person") and who withdraws from the Plan for any reason shall not be permitted to resume participation any earlier than the Beginning Date which is more than six (6) months after the effective date of the participant's withdrawal; provided further, however, that a Reporting Person may be allowed to resume participation without regard to the six-month wait requirement if such a requirement is then no longer necessary to qualify transactions under the Plan as exempt within the meaning of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934.


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         11.      Stock.

                  (a) The shares of Common Stock to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares made available for sale under the Plan shall be fifty thousand (50,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 15 below. If the total number of shares for which options are to be exercised in accordance with Paragraph 8 exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

                  (b) A participant will have no interest in shares of Common Stock covered by his or her option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Exercise Date, in the names of the participant and one other person designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

                  (d) Shares of Common Stock purchased under the terms of the Plan by a participant who is a Reporting Person may not be sold prior to the expiration of six (6) months from the Exercise Date upon which such shares were purchased except in the event of the participant's disability, as determined by the Committee, or death.

         12. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") which shall consist of not less than two members of the Company's Board of Directors or may be comprised of the membership of any standing committee of the Company's Board of Directors. The Board of Directors of the Company shall determine the composition of the Committee and may at any time and from time to time remove members from, or add members to, the Committee, or to fill vacancies. The Committee shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination or action of the Committee in connection with the interpretation or administration of the Plan shall be final and binding upon all participants and any and all persons claiming under or through any participant.

         13.      DESIGNATION OF BENEFICIARY.

                  (a) A participant may file with the Committee a written designation of a beneficiary who is to receive any cash to his or her credit under the Plan in the event of the participant's death before an Exercise Date, or any shares of Common Stock and cash to his or her credit under the Plan in the event of the participant's death on or after an Exercise Date but prior to the delivery of such shares and cash. A beneficiary may be changed by the participant at any time by notice in writing to the Committee.


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                  (b)      Upon the death of a participant and upon receipt by
         the Company of proof of the identity and existence at the time of the participant's death of a beneficiary designated by the participant in accordance with the immediately preceding Subparagraph, the Company shall deliver such shares or cash, or both, to the beneficiary. In the event a participant dies and is not survived by a then living or in existence beneficiary designated by him in accordance with the immediately preceding Subparagraph, the Company shall deliver such shares or cash, or both, to the personal representative of the estate of the deceased participant. If to the knowledge of the Company no personal representative has been appointed within ninety (90) days following the date of the participant's death, the Company, in its discretion, may deliver such shares or cash, or both, to the surviving spouse of the deceased participant, or to any one or more dependents or relatives of the deceased participant, or if no spouse, dependent or relative is known to the Company then to such other person as the Company may designate.

                  (c) No designated beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the participant under the Plan.

         14. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Any attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10 above.

         15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee to the number and kind of shares available for the granting of options, or as to which outstanding options shall be exercisable, and to the option price. No fractional shares shall be issued or optioned in making any such adjustments. All adjustments made by the Committee under this paragraph shall be conclusive.

         Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, the Committee in its discretion (a) may declare the Plan's termination in the same manner as if the Board of Directors had terminated the Plan pursuant to Paragraph 16 below, or (b) may declare that any option granted hereunder shall pertain to and apply with appropriate adjustment as determined by the Committee to the securities of the resulting corporation to which a holder of the number of shares of Common Stock subject to the option would have been entitled.


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         Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or option price of shares of Common Stock subject to any option except as specifically provided otherwise in this Paragraph 15. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         16.      AMENDMENT OR TERMINATION.

                  (a) The Board of Directors of the Company may at any time terminate or amend the Plan. The balances credited to participants' accounts as of the date of any Plan terminated shall be refunded to those participants as soon as administratively feasible following the effective date of the Plan's termination.

                  (b) Prior approval of the shareholders of the Company shall be required with respect to any amendment which would require the sale of more shares than are authorized under Paragraph 11 of the Plan.

                  (c) If necessary under Rule 16b-3 or any successor thereto promulgated under the Securities Exchange Act of 1934 or by the Code, prior approval of the shareholders of the Company shall be required with respect to any Plan amendment.

         17. NOTICES. All notices or other communications by a participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         18. NO CONTRACT. This Plan shall not be deemed to constitute a contract between the Company or any Subsidiary and any eligible Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time regardless of the effect which such discharge shall have upon him or her or as a participant of the Plan.

         19. WAIVER. No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Company or any Subsidiary, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against, the Company or any Subsidiary, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby


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expressly waived and released by every eligible Employee as a part of the consideration for any benefits by the Company under this Plan.

         20. APPROVAL OF SHAREHOLDERS. The Plan shall be submitted to the shareholders of the Company for their approval within twelve (12) months after the adoption of the Plan by the Board of Directors of the Company. The Plan is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval shall render the Plan and all outstanding options issued thereunder void and of no effect.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of this 30th day of December, 1994.


                              BROCK CONTROL SYSTEMS INCORPORATED

                                    By:
                                       -----------------------------------------
                                            Richard T. Brock
                                            Chairman, Chief Executive Officer
                                             and President

[CORPORATE SEAL]

Attest:



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